UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2006

ENTERPRISE GP HOLDINGS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

(713) 426-4500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Election of Directors

On February 14, 2006, Robert G. Phillips, O.S. Andras, Richard H. Bachmann, W. Randall Fowler and W. Matt Ralls were elected as directors of EPE Holdings, LLC (“EPE Holdings”), the general partner of Enterprise GP Holdings L.P. (the “Company”). Immediately prior to their appointment as directors of EPE Holdings, Messrs. Andras and Ralls had resigned as directors of the Company’s wholly-owned subsidiary, Enterprise Products GP, LLC (“Enterprise Products GP”), which is the general partner of Enterprise Products Partners L.P. (“Enterprise Products Partners”). A copy of the press release announcing the reorganization of EPE Holdings’ board of directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Following the reorganization of its board of directors, the directors of EPE Holdings are as follows:

Name	Position with EPE Holdings
Dan L. Duncan	Director and Chairman
Michael A. Creel	Director, President and Chief Executive Officer
Richard H. Bachmann	Director, Executive Vice President, Chief Legal Officer and Secretary
W. Randall Fowler	Director, Senior Vice President and Chief Financial Officer
Robert G. Phillips	Director
O.S. Andras	Director
Charles E. McMahen (1,2,4)	Independent Director
Edwin E. Smith (1,2)	Independent Director
W. Matt Ralls (1,2,3)	Independent Director

(1) Member of Audit and Conflicts Committee (2) Member of Governance Committee (3) Chairman of Governance Committee (4) Chairman of Audit and Conflicts Committee

The newly elected inside directors – Messrs. Phillips, Bachmann and Fowler – are current employees of EPCO, Inc. (“EPCO”). Mr. Phillips is President and Chief Executive Officer of Enterprise Products GP. Mr. Bachmann and Mr. Fowler are executive officers of EPE Holdings and Enterprise Products GP. In accordance with an administrative services agreement between the Company and EPCO, the Company will be allocated a portion of the compensation paid to these individuals for their service as executive officers of EPE Holdings (as applicable) and on a consolidated financial basis for their service as executive officers of Enterprise Products GP. No compensation will be paid to these individuals for their service as directors.

The Board of Directors of EPE Holdings has determined that Mr. Ralls meets the director independence requirements under the applicable rules and regulations of the Securities and Exchange Commission and under the New York Stock Exchange’s Audit Committee Additional Requirements. Mr. Andras’ and Mr. Ralls’ compensation will be paid by EPE Holdings in accordance with its standard compensation arrangement for outside directors.

As a result of the foregoing changes, the Board of Directors of EPE Holdings has only three independent directors (Messrs. McMahen, Smith and Ralls) and therefore no longer has a majority of independent directors. Because the Company is a limited partnership and meets the definition of a “controlled company” under the listing standards of the NYSE, the Company is not required to comply with certain requirements of the NYSE. Accordingly, the Company has elected to not comply with Section 303A.01 of the NYSE Listed Company Manual, which would require that the Board of Directors of EPE Holdings be comprised of a majority of independent directors.

The following is a brief summary of the qualifications of the newly-elected directors:

Robert G. Phillips was elected President and Chief Executive Officer of Enterprise Products GP in February 2005. Mr. Phillips served as President and Chief Operating Officer of Enterprise Products GP from September 2004 to February 2005. Mr. Phillips has served as a director of Enterprise Products GP and the general partner of Enterprise Products Operating L.P. (the “Operating Partnership” of Enterprise Products Partners.) since September 2004. Mr. Phillips served as a director of the general partner of GulfTerra Energy Partners, L.P. (“GulfTerra”) from August 1998 until September 2004. He served as Chief Executive Officer for GulfTerra and its general partner from November 1999 until September 2004 and as Chairman from October 2002 until September 2004. He served as Executive Vice President of GulfTerra from August 1998 to October 1999. Mr. Phillips served as President of El Paso Field Services Company from June 1997 to September 2004. He served as President of El Paso Energy Resources Company from December 1996 to July 1997, President of El Paso Field Services Company from April 1996 to December 1996 and Senior Vice President of El Paso Corporation from September 1995 to April 1996. For more than five years prior, Mr. Phillips was Chief Executive Officer of Eastex Energy, Inc.

O.S. Andras served as Vice Chairman and a director of Enterprise Products GP from February 2005 to July 2005, at which time he retired as Vice Chairman but continued to serve as a non-executive director of Enterprise Products GP until February 2006. In total, Mr. Andras served as a director of Enterprise Products GP from April 1998 to February 2006. Mr. Andras served as Chief Executive Officer and Vice Chairman of Enterprise Products GP from September 2004 to February 2005 and as its President and Chief Executive Officer from April 1998 until September 2004. He served as a director of the general partner of the Operating Partnership from December 2003 to July 2005. Mr. Andras served as President and Chief Executive Officer of EPCO from 1996 to February 2001 and served as Vice Chairman of the Board of EPCO from February 2001 until July 2005.

Richard H. Bachmann was elected Executive Vice President, Chief Legal Officer and Secretary of Enterprise Products GP and EPCO in January 1999. Mr. Bachmann previously served as a director of Enterprise Products GP from June 2000 to January 2004. Mr. Bachmann has served as a director of the general partner of the Operating Partnership since December 2003, and has served as Executive Vice President, Chief Legal Officer and Secretary of EPE Holdings since August 2005. Mr. Bachmann was elected a director of EPCO in January 1999 and Enterprise Products GP and the general partner of TEPPCO Partners, L.P. (“TEPPCO”)(a publicly traded partnership affiliated with Dan L. Duncan) in February 2006 and continues to serve in such capacities.

W. Randall Fowler was elected Senior Vice President and Treasurer of Enterprise Products GP in February 2005. Mr. Fowler, a certified public accountant (inactive), joined the Company as Director of Investor Relations in January 1999 and served as Treasurer and a Vice President of Enterprise Products GP and EPCO from August 2000 to February 2005. Mr. Fowler has served as Senior Vice President and Chief Financial Officer of EPE Holdings since August 2005 and Chief Financial Officer of EPCO since April 2005. Mr. Fowler was elected a director of Enterprise Products GP and the general partner of TEPPCO in February 2006.

W. Matt Ralls served as a Director of Enterprise Products GP from September 2004 until February 2006. During this period, he served as Chairman of Enterprise Products GP’s Audit and Conflicts Committee and as a member of its Governance Committee. Mr. Ralls served as a Director of GulfTerra’s general partner from May 2003 to September 2004. Mr. Ralls served as Senior Vice President and Chief Financial Officer of GlobalSantaFe Corporation (“GlobalSantaFe”), an international contract drilling company, from 2001 to June 2005 and was elected Executive Vice President and Chief Operating Officer of GlobalSantaFe in June 2005. From 1997 to 2001, he was Vice President, Chief Financial Officer and Treasurer of Global Marine, Inc. Previously, he served as Executive Vice President, Chief Financial Officer and director of Kelly Oil and Gas Corporation and as Vice President of Capitals Markets and Corporate Development for the Meridian Resource Corporation before joining Global Marine. He spent the first seventeen years of his career in commercial banking at the senior management level. Mr. Ralls will serve as Chairman of EPE Holdings’ Audit and Conflicts Committee and a member of its Governance Committee.

Appointment of Chief Operating Officer

On February 14, 2006, Dr. Ralph S. Cunningham was named Chief Operating Officer of EPE Holdings. Dr. Cunningham was elected Group Executive Vice President and Chief Operating Officer of Enterprise Products GP in December 2005 and a Director in February 2006. Dr. Cunningham previously served as a Director of Enterprise Products GP from 1998 until March 2005 and served as Chairman and a Director of the general partner of TEPPCO from March 2005 until November 2005. He retired in 1997 from CITGO Petroleum Corporation, where he had served as President and Chief Executive Officer since 1995. He serves as a Director of Tetra Technologies, Inc. (a publicly traded energy services and chemical company), EnCana Corporation (a Canadian publicly traded independent oil and natural gas company) and Agrium, Inc. (a Canadian publicly traded agricultural chemicals company) and was a Director of EPCO from 1987 to 1997.

In accordance with an administrative services agreement between the Company and EPCO, the Company will be allocated a portion of the compensation paid to Dr. Cunningham for his service as Chief Operating Officer of EPE Holdings (as applicable) and on a consolidated financial basis for his service as an executive officer of Enterprise Products GP.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2006, Dan Duncan LLC, as the sole member of EPE Holdings, amended and restated the Limited Liability Company (“LLC”) Agreement of EPE Holdings (the “prior EPE LLC agreement”) by executing the Second Amended and Restated Limited Liability Company Agreement of EPE Holdings, LLC (the “amended EPE LLC agreement”).

A copy of the Second Amended and Restated Limited Liability Company Agreement of EPE Holdings dated as of February 13, 2006 is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference. On February 13, 2006, the Company, as the sole member of Enterprise Products GP, amended and restated the LLC Agreement of Enterprise Products GP (the “prior EPD LLC agreement”) by executing the Fourth Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC (the “amended EPD LLC agreement”). A copy of the Fourth Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC dated as of February 13, 2006 is filed as Exhibit 3.2 to this Current Report on Form 8-K and is hereby incorporated by reference. Capitalized terms used in this Item 5.03 without definition are used as defined in the amended EPE LLC agreement and the amended EPD LLC agreement (collectively, the “amended LLC agreements”).

Section 6.02(a) of each amended LLC agreement was amended to provide that at least three directors (instead of a majority of the directors) must be Independent Directors. The definition of “Special Independent Director” was eliminated as being no longer necessary, and the definition of Independent Director in each amended LLC agreement was amended to be identical to the former definition of “Special Independent Director” in the prior EPE LLC agreement and the prior EPD LLC agreement.

A number of other conforming changes were made in each amended LLC agreement for the purpose of providing consistency with the above changes.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Exhibit*
3.1	Second Amended and Restated Limited Liability Company Agreement of EPE Holdings, LLC dated as of February 13, 2006.
3.2

Fourth Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC dated as of February 13, 2006. (filed as Exhibit 3.1 to Current Report on Form 8-K for Enterprise Products Partners L.P. dated February 16, 2006; file no. 0001-14323).

99.1

Joint press release dated February 14, 2006 of Enterprise Products Partners L.P., TEPPCO Partners, L.P. and Enterprise GP Holdings L.P. announcing the reorganization of the boards of directors of their respective general partners. (filed as Exhibit 99.1 to Current Report on Form 8-K for Enterprise Products Partners L.P. dated February 16, 2006; file no. 001-14323)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC, as general partner

Date: February 16, 2006	By: ___/s/ Michael J. Knesek________________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of EPE Holdings, LLC